Exhibit 10.51

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of the 3rd day of January, 2011, by and among the undersigned holders (the “Holders”) of promissory notes issued by Pacific Office Properties, L.P., a Delaware limited partnership (the “Partnership”), the Recipients (as defined below) and the Partnership.

WITNESSETH:

WHEREAS, each of the Holders is the holder of the subordinated promissory note issued by the Partnership described on Exhibit A hereto (each, a “Note” and collectively, the “Notes”);

WHEREAS, Pacific Office Properties Trust, Inc., a Maryland corporation and the sole general partner of the Partnership (the “Corporation”) proposes to undertake an underwritten, registered public offering of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-11 (File No. 333-169729) filed with the Securities and Exchange Commission on October 4, 2010 (the “Offering”);

WHEREAS, upon the consummation of the Offering (the “Offering Closing”), the maturity date of each of the Notes will accelerate to the date of the Offering Closing;

WHEREAS, subject to the fulfillment of the terms and conditions set forth below, each of the Holders desires to exchange the principal sum of its Note, together with accrued interest thereon, for common units of limited partner interest in the Partnership (“Common Units”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission; and

WHEREAS, each of Pan Am Partners, LLC, STIRR-Davies, LLC, Waterfront Partners OP, LLC, STIRR-PBN, LLC, STIRR Black Canyon, LLC, STIRR 2155 Kalakaua, LLC and STIRR USB Tower, LLC (the “Distributing Holders”) desires that the Common Units to be issued upon the exchange of its Note be issued to the persons or entities set forth on Exhibit A (each, a “Recipient”), which represent the equity owners (or assignees of such owners) of such Holder.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

EXCHANGE AND DISTRIBUTION

Section 1.1 Subject to and upon the terms and conditions of this Agreement, each of the Holders agrees to sell, transfer and exchange at the Closing (as defined below) the Note held by such Holder as set forth on Exhibit A hereto for a number of Common Units equal to (a) the principal amount of such Note, plus (b) all accrued and unpaid interest on such Note through the date of Closing (as set forth in the books and records of the Partnership), divided by (c) the public offering price per share of Common Stock in the Offering, without any further consideration to be exchanged by the parties (the “Exchange”). Each of the Holders agrees to assign, transfer and deliver to the Partnership all of such Holder’s right, title and interest in and to the Note(s) held by such Holder and all documentation related thereto, and whatever documents of assignment, conveyance and transfer may be necessary or desirable with respect thereto. Such Notes shall be cancelled, and the indebtedness represented thereby discharged, upon consummation of the Exchange. In return, the Partnership agrees to issue and deliver to each of the Holders (or to the applicable Recipients as described in Section 1.2) the number of Common Units described in this paragraph.

Section 1.2 Subject to and upon the terms and conditions of this Agreement, each of the Distributing Holders hereby agrees, effective immediately prior to the Closing, to distribute and assign to the applicable Recipients in accordance with the Ownership Percentages set forth on Exhibit A, the right to receive a pro rata portion of the Common Units to be issued to such Distributing Holder in the Exchange. With respect to each Distributing Holder, the Partnership agrees to issue and deliver directly to the applicable Recipients the Common Units that otherwise would be issued to the Distributing Holder in connection with the Exchange. Each equity owner of a Holder that is described on Exhibit A as assigning its right to receive Common Units in the Exchange to a Recipient hereby authorizes and agrees to such assignment.

Section 1.3 In the event that the Offering Closing is not consummated on or prior to February 28, 2011, then this Agreement shall automatically terminate on February 28, 2011 and shall thereafter be of no further force or effect.

ARTICLE II

CONDITIONS; CLOSING

Section 2.1 Conditions to the Partnership’s Obligations. The obligations of the Partnership to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(i) The representations and warranties of each Holder and Recipient contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date (as defined below) as if made on and as of such date;

(ii) The obligations of each Holder and Recipient contained in this Agreement shall have been duly performed on or before the Closing Date and no such Holder or Recipient shall have breached any of its covenants contained herein in any material respect;

(iii) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(iv) The Offering Closing shall be occurring concurrently with the Closing (or the Closing shall occur prior to, but be conditioned upon the immediate subsequent occurrence of, the Offering Closing); and

(v) Each Holder or Recipient shall have executed and delivered to the Partnership a lock-up agreement in the form attached hereto as Exhibit B.

Any or all of the foregoing conditions may be waived by the Partnership in its sole and absolute discretion.

Section 2.2 Conditions to the Holders’ Obligations. The obligations of each Holder to effect the transactions contemplated hereby shall be subject to the following conditions precedent:

(i) The representations and warranties of the Partnership contained in this Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and on and as of the Closing Date as if made on and as of such date;

(ii) The obligations of the Partnership contained in this Agreement shall have been duly performed on or before the Closing Date and the Partnership shall not have breached any of its covenants contained herein in any material respect;

(iii) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

(iv) The Offering Closing shall be occurring concurrently with the Closing (or the Closing shall occur prior to, but be conditioned upon the immediate subsequent occurrence of, the Offering Closing); and

(v) The Partnership shall have delivered to each Recipient and each Holder that is to receive Common Units in connection with the Exchange a Supplemental Registration Rights Agreement, in the form attached hereto as Exhibit C, executed by the Corporation.

Section 2.3 Closing. The date, time and place of the consummation of the transactions contemplated hereby (the “Closing” or the “Closing Date”) shall occur concurrently with (or prior to, but conditioned upon the immediate subsequent occurrence of) the Offering Closing, in the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019.

Section 2.4 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through such third party as may be applicable, the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith.

Section 2.5 Admission as Limited Partners. Notwithstanding the issuance of Common Units pursuant to this Agreement, the admission as a limited partner of the Partnership of a Holder or Recipient who receives Common Units shall be subject to the execution and delivery by each of such Holder or Recipient, on one hand, and the Corporation, as the sole general partner of the Partnership, on the other hand, of a Joinder Agreement in the form attached to this Agreement as Exhibit D.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS AND RECIPIENTS

Each Holder and Recipient, as applicable, severally, and not jointly or jointly and severally, represents and warrants to the Partnership as set forth below in this Article III, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the Closing Date (provided, that Mr. Taff and Mr. Reynolds each makes the below representations and warranties only to the extent applicable to an individual and not an entity):

Section 3.1 Organization; Authority; Enforceability. Such Holder or Recipient has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its formation. Such Holder or Recipient has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by such Holder or Recipient in connection herewith. All of such actions have been duly authorized and approved by all persons or entities authorized to take such required action. This Agreement constitutes the legal, valid and binding obligation of such Holder or Recipient enforceable against such Holder or Recipient in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

Section 3.2 Ownership of Notes. Such Holder is the sole legal owner of the Notes set forth opposite its name on Exhibit A hereto. Such Notes are free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or similar adverse claim thereto. Except as set forth in this Agreement, such Holder has not, in whole or in part, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Notes which has not been revoked or which is otherwise outstanding and effective as of the Closing. No action is pending or, to such Holder’s knowledge, threatened, which would contest such Holder’s ownership of, or right to transfer, such Notes.

Section 3.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by such Holder or Recipient in connection with the execution, delivery and performance of the Agreement and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the business, financial condition or results of operations (a “Material Adverse Effect”) of such Holder or Recipient.

Section 3.4 No Violation. None of the execution, delivery or performance of the Agreement, and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Partnership of (A) the organizational documents, including the operating agreement or partnership agreement, if any, of such Holder or Recipient, (B) any agreement, document or instrument to which such Holder or Recipient is a party or by which such Holder or Recipient is bound, or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on such Holder or Recipient or by which such Holder or Recipient or its assets are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach, default or right would not have a Material Adverse Effect.

Section 3.5 Investment Purposes. Such Holder or Recipient acknowledges its understanding that the offering and issuance of Common Units to be acquired by it pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Partnership’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of such Holder or Recipient contained herein. In furtherance thereof, such Holder or Recipient, severally, and not jointly or jointly and severally, represents and warrants to the Partnership as follows:

Section 3.5.1 Investment. Such Holder or Recipient is acquiring Common Units hereunder solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof (except a distribution to such Holder’s or Recipient’s equity owners based on their ownership interests in such Holder or Recipient). Such Holder or Recipient agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Common Units acquired hereunder (other than a distribution to such Holder’s or Recipient’s equity owners based on their ownership interests in such Holder or Recipient), unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for such Holder or Recipient (which counsel shall be reasonably acceptable to the Corporation, as sole general partner of the Partnership) shall have furnished the Corporation with an opinion, reasonably satisfactory in form and substance to the Corporation, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act.

Section 3.5.2 Knowledge. Such Holder or Recipient is either (i) an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D); (ii) knowledgeable, sophisticated and experienced in business and financial matters, capable of evaluating the merits and risks of the Exchange, and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Agreement; or (iii) has retained a person who is knowledgeable and experienced to represent it in the Exchange. In any case, such Holder or Recipient is able to bear the economic risk of holding the Common Units (or shares of Common Stock for which such Common Units may be redeemed or exchanged) for an indefinite period and is able to afford the complete loss of its investment in the Common Units (or shares of Common Stock for which such Common Units may be redeemed or exchanged); such Holder or Recipient has received and reviewed all information and documents about or pertaining to the Corporation and the Partnership, the business and prospects of the Corporation and the Partnership and the issuance of the Common Units, as applicable, as such Holder or Recipient deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Corporation, the Partnership, the business and prospects of the Corporation and the Partnership and the Common Stock and/or Common Units, which such Holder or Recipient deems necessary or desirable to evaluate the merits and risks related to its investment in the Common Units (or shares of Common Stock for which such Common Units may be redeemed or exchanged). Such Holder or Recipient has discussed with its professional, legal, tax and financial advisors (to the extent such Holder or Recipient deems necessary or advisable) the suitability of the transactions contemplated by this Agreement with respect to such Holder’s or Recipient’s particular tax and financial situation, and such Holder or Recipient has not relied on the Corporation, the Partnership or any of their respective officers, directors, affiliates or professional advisors for such advice as to such consequences.

Section 3.5.3 Partnership Agreement. Such Holder or Recipient acknowledges that the Common Units shall be subject to the terms and conditions of the Third Amended and Restated Agreement of Limited Partnership of the Partnership to be executed at or concurrent with the completion of the Offering (the “Partnership Agreement”). Such Holder or Recipient acknowledges receipt of a copy of the Partnership Agreement, and acknowledges that such Holder’s or Recipient’s rights and obligations as a limited partner of the Partnership (including, without limitation, the right to transfer, encumber, pledge and redeem Common Units) are subject to, and such Holder or Recipient agrees to abide by, all of the express limitations, terms, provisions and restrictions set forth in the Partnership Agreement.

Section 3.5.4 Holding Period. Such Holder or Recipient acknowledges that it has been advised that (i) the Common Units issued pursuant to this Agreement (and shares of Common Stock for which such Common Units may be redeemed or exchanged) are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom; accordingly, such Holder or Recipient may have to bear indefinitely the economic risks of an investment in such Common Units (or shares of Common Stock for which such Common Units are redeemed or exchanged), (ii) a restrictive legend in the form hereafter set forth shall be placed on certificates, if any, representing the Common Units (or shares of Common Stock for which such Common Units may be redeemed or exchanged), and (iii) a notation shall be made in the appropriate records of the Corporation (or the transfer agent for the Corporation’s Common Stock) or the Partnership indicating that the Common Units (or shares of Common Stock for which such Common Units may be redeemed or exchanged) issued hereunder are subject to restrictions on transfer.

Section 3.5.5 Legend. Each certificate, if any, representing the Common Units issued pursuant to this Agreement (and shares of Common Stock for which such Common Units may be redeemed or exchanged), unless registered in accordance with applicable U.S. securities laws, shall bear the following legend (in addition to any other legend required by the charter of the Corporation, the Partnership Agreement or any applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

Section 3.5.6 Distributions in Kind. Such Holder or Recipient agrees that, in the event that the Holder or Recipient distributes any Common Units to such Holder’s or Recipient’s equity owners (each, an “Owner”) based on their ownership interests in such Holder or Recipient, before effecting the distribution, such Holder or Recipient shall obtain representations and warranties from each Owner in substance and form substantially similar to the representations and warranties set forth in Sections 3.5.1 through 3.5.5.

Section 3.6 No Brokers. Neither such Holder or Recipient, as applicable, nor any of its officers, directors, managers or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.7 No Litigation. There are no suits, actions or proceedings against such Holder or Recipient pending or, to the knowledge of such Holder or Recipient, threatened that (i) affect or challenge the legality, validity or enforceability of this Agreement and the other agreements contemplated by this Agreement to be executed by such Holder or Recipient, or the transactions contemplated hereby or thereby, or (ii) could, if there were an unfavorable decision, reasonably be expected to have a Material Adverse Effect on such Holder or Recipient.

Except as set forth in this Article III, no Holder or Recipient makes any representation or warranty of any kind, express or implied, and the Partnership acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership represents and warrants to the Holders and Recipients as set forth below in this Article IV, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

Section 4.1 Organization; Authority; Enforceability. The Partnership has been duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Partnership has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by the Partnership in connection herewith. The execution, delivery and performance of this Agreement by the Partnership have been duly and validly authorized by all necessary action of the Partnership. This Agreement constitutes the legal, valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

Section 4.2 Consents and Approvals. Assuming the accuracy of the representations and warranties of the Holders and Recipients made hereunder and except in connection with the Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date or the Offering Closing, as applicable, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

Section 4.3 Non-Contravention. Assuming the accuracy of the representations and warranties of the Holders and Recipients made hereunder, none of the execution, delivery or performance of this Agreement by the Partnership and the consummation of the Exchange contemplated hereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Partnership or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

Section 4.4 Common Units; Common Stock. The Common Units to be delivered at the Closing in accordance with the terms of this Agreement (and, when issued, the shares of Common Stock for which such Common Units may be redeemed or exchanged) will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Corporation or the Partnership is a party or by which the Corporation or the Partnership is bound.

Section 4.5 No Broker. Neither the Partnership nor any of its representatives or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of any Holder or Recipient or any of its respective affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with transactions contemplated by the Agreement.

Except as set forth in this Article IV, the Partnership does not make any representation or warranty of any kind, express or implied, and each Holder and Recipient acknowledges that it has not relied upon any other such representation or warranty.

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of Representations. All representations, warranties, and agreements made in this Agreement, or pursuant hereto, shall survive the Closing and any investigation at any time made by or on behalf of the parties.

Section 5.2 Notices. All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (a) when delivered personally; (b) on the following business day when sent by overnight courier; (c) on dispatch when sent by telecopy, so long as a copy of such communication is immediately thereafter mailed as provided in this Section; and (d) when mailed by first class mail, postage prepaid, to the main office of the Partnership and to each Holder or Recipient at its respective address as set forth in the books and records of the Corporation or the Partnership.

Section 5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without reference to principles of conflicts of laws. The parties: (x) agree that any suit, action or legal proceeding relating to this Agreement shall be brought exclusively in any federal court located in Illinois, if federal jurisdiction is available, and, otherwise, in any state court located in such state; (y) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (z) waive any objection which they may have to the laying of venue in any such suit, action or proceeding in either such court. Further, the parties hereby consent and submit to the personal jurisdiction of the Illinois courts, both state and federal, and hereby waive any and all objections now or hereafter existing to personal jurisdiction of said courts over them. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

Section 5.4 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement shall not be amended or modified in any respect unless agreed to in writing by all of the parties hereto.

Section 5.5 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that a Holder or Recipient may assign its right to receive Common Units to such Holder’s or Recipient’s equity owners based on their respective ownership interests in such Holder or Recipient; provided, further, that any assignee agrees to make the representations and warranties of the Holder or Recipient included in Article III of this Agreement to the Partnership.

Section 5.6 No Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 5.7 Headings. The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

Section 5.8 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 5.9 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 5.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 5.11 Counterparts. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

Section 5.12 Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

Section 5.13 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

Section 5.14 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law, statute, rule or regulation will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word “including” and similar expressions means “including without limitation” and unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive. Unless otherwise noted, all references to sections, exhibits and schedules are to sections, exhibits and schedules to this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. All references to agreements hereunder include all exhibits and schedules to such agreements and shall mean such agreements as they may be amended, restated, supplemented or otherwise modified from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PACIFIC OFFICE PROPERTIES, L.P.

By:	PACIFIC OFFICE PROPERTIES TRUST, INC., its sole general partner

By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer

PACIFIC OFFICE PROPERTIES TRUST, INC.,

as the sole general partner of the Partnership (solely for purposes of Section 2.5)

By:	/s/ James R. Wolford
James R. Wolford
Chief Financial Officer

PAN AM PARTNERS, LLC,

a Delaware limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

STIRR-DAVIES, LLC,

a Delaware limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

WATERFRONT PARTNERS OP, LLC,

a Hawaii limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

250 QUEEN STREET INVESTMENT COMPANY,

a Hawaii limited partnership

By:	810 Richards Investment Corp., a Hawaii corporation, its General Partner

By:	/s/ Jay H. Shidler
Jay H. Shidler
Vice President

STIRR-PBN, LLC,

a Hawaii limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

SHIDLER EQUITIES, L.P.,

a Hawaii limited partnership

By:	Shidler Equities Corp., a Hawaii corporation

By:	/s/ Jay H. Shidler
Jay H. Shidler
President

JRI EQUITIES, LLC,

a California limited liability company

By:	/s/ James R. Ingebritsen
James R. Ingebritsen
Managing Member

MJR EQUITIES, LLC,

a California limited liability company

By:	/s/ Matthew J. Root
Matthew J. Root
Managing Member

/s/ Lawrence J. Taff
Lawrence J. Taff

CITY SQUARE EXECUTIVE PARTNERS, LLC,

a Delaware limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

STIRR BLACK CANYON, LLC,

a Delaware limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

STIRR 2155 KALAKAUA, LLC,

a Hawaii limited liability company

By:	SGIP Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

STIRR USB TOWER, LLC,

a Delaware limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

SHIDLER FAMILY PROPERTIES LLC,

a Hawaii limited liability company

By:	/s/ James C. Reynolds
James C. Reynolds
Manager

REYNOLDS PARTNERS, L.P.,

a Hawaii limited partnership

By:	JC Reynolds, LLC, a Hawaii limited liability company, its general partner

By:	/s/ James C. Reynolds
James C. Reynolds

JAMES C. REYNOLDS REVOCABLE LIVING TRUST

By:	/s/ James C. Reynolds
James C. Reynolds
Trustee

JAMES C. REYNOLDS, INC.,

a California corporation

By:	/s/ James C. Reynolds
James C. Reynolds
Title:

/s/ James C. Reynolds
James C. Reynolds

PBN EXECUTIVE PARTNERS, LLC,

a Hawaii limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

WATERFRONT EXECUTIVE PARTNERS, LLC,

a Hawaii limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

USB EXECUTIVE PARTNERS, LLC,

a Delaware limited liability company

By:	JCR Manager, LLC, a Delaware limited liability company, its Manager

By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Vice President

Exhibit A

Holder	Recipient	Ownership Percentage	Date of Note	Principal Amount of Note
Pan Am Partners, LLC, a Delaware limited liability company			March 19, 2008	$727,280.00

	Shidler Equities, L.P. (as assignee of Shidler Family Properties, LLC)	30.0%

	James C. Reynolds (as assignee of James C. Reynolds, Inc.)	25.0%

	JRI Equities, LLC	15.0%

	MJR Equities, LLC	15.0%

	Lawrence J. Taff	15.0%

STIRR-Davies, LLC, a Delaware limited liability company			March 19, 2008	$613,470.00

	Shidler Equities, L.P.	44.1136%

	James C. Reynolds (as assignee of James C. Reynolds Revocable Living Trust)	25.0000%

	JRI Equities, LLC	7.9432%

	MJR Equities, LLC	7.9432%

	Lawrence J. Taff	15.0000%

Waterfront Partners OP, LLC, a Hawaii limited liability company			March 19, 2008	$293,790.00

	Shidler Equities, L.P.	56.250%

	James C. Reynolds	25.000%

	JRI Equities, LLC	5.625%

	MJR Equities, LLC	5.625%

	Lawrence J. Taff	5.625%

	Waterfront Executive Partners, LLC	1.875%

Holder	Recipient	Ownership Percentage	Date of Note	Principal Amount of Note
250 Queen Street Investment Company, a Hawaii limited partnership	N/A	N/A	March 19, 2008	$801,660.00

STIRR-PBN, LLC, a Hawaii limited liability company			March 19, 2008	$193,800.00

	Shidler Equities, L.P.	47.6182%

	James C. Reynolds	33.3300%

	JRI Equities, LLC	4.7630%

	MJR Equities, LLC	4.7630%

	Lawrence J. Taff	7.1444%

	PBN Executive Partners, LLC	2.3815%

Shidler Equities, L.P., a Hawaii limited partnership (1)			March 19, 2008	$3,348,000.00

Reynolds Partners, L.P., a Hawaii limited partnership (1)			March 19, 2008	$3,348,000.00

JRI Equities, LLC, a California limited liability company (1)			March 19, 2008	$1,674,000.00

MJR Equities, LLC, a California limited liability company (1)			March 19, 2008	$1,674,000.00

Lawrence J. Taff (1)			March 19, 2008	$1,116,000.00

City Square Executive Partners, LLC, a Delaware limited liability company (1)			March 19, 2008	$840,000.00

Shidler Equities, L.P., a Hawaii limited partnership (2)			March 19, 2008	$519,133.63

Reynolds Partners, L.P., a Hawaii limited partnership (2)			March 19, 2008	$519,133.63

JRI Equities, LLC, a California limited liability company (2)			March 19, 2008	$259,566.81

Holder	Recipient	Ownership Percentage	Date of Note	Principal Amount of Note
MJR Equities, LLC, a California limited liability company (2)			March 19, 2008	$259,566.81

Lawrence J. Taff (2)			March 19, 2008	$173,044.54

City Square Executive Partners, LLC, a Delaware limited liability company (2)			March 19, 2008	$130,248.58

STIRR Black Canyon, LLC, a Delaware limited liability company			April 30, 2008	$1,030,000.00

	Shidler Equities, L.P.	40.65%

	James C. Reynolds (as assignee of James C. Reynolds Revocable Living Trust)	27.65%

	JRI Equities, LLC	10.70%

	MJR Equities, LLC	10.70%

	Lawrence J. Taff	10.30%

STIRR 2155 Kalakaua, LLC, a Hawaii limited liability company			May 23, 2008	$791,341.00

	Shidler Equities, L.P.	40.65%

	James C. Reynolds (as assignee of James C. Reynolds Revocable Living Trust)	27.65%

	JRI Equities, LLC	10.70%

	MJR Equities, LLC	10.70%

	Lawrence J. Taff	10.30%

STIRR USB Tower, LLC, a Delaware limited liability company			May 23, 2008	$1,220,000.00
	Shidler Equities, L.P.	28.50%

	Reynolds Partners, L.P.	28.50%

	JRI Equities, LLC	14.25%

Holder	Recipient	Ownership Percentage	Date of Note	Principal Amount of Note
	MJR Equities, LLC	14.25%

	Lawrence J. Taff	9.50%

	USB Executive Partners, LLC	5.00%

Shidler Equities, L.P., a Hawaii limited partnership			September 25, 2009	$627,230.52

Reynolds Partners, L.P., a Hawaii limited partnership			September 25, 2009	$502,191.15

JRI Equities, LLC, a California limited liability company			September 25, 2009	$153,632.29

MJR Equities, LLC, a California limited liability company			September 25, 2009	$153,632.29

Lawrence J. Taff			September 25, 2009	$135,287.02

(1)	As assignee of Note originally issued to POP Venture, LLC on March 19, 2008 in the principal amount of $12,000,000.00, and distributed and assigned on that date to N. Central, LLC.
(2)	As assignee of Note originally issued to N. Central, LLC on March 19, 2008 in the principal amount of $1,860,694.00.

EXHIBIT B

Form of Lock-Up Agreement

[            ], 2011

Pacific Office Properties Trust, Inc.

10188 Telesis Court, Suite 222

San Diego, California 92121

Credit Suisse Securities (USA) LLC

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010

c/o	Wells Fargo Securities, LLC

301 S. College Street,

Charlotte, North Carolina 28288

c/o	Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement with Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”) and Pacific Office Properties, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), pursuant to which an offering will be made that is intended to result in an orderly market for common stock, par value $0.0001 per share (the “Securities”) of the Company, and any successor (by merger or otherwise) thereto, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, including, without limitation, units of partnership interest in the Operating Partnership, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or such other securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC and Citigroup Global Markets Inc. (the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, including, without limitation, units of partnership interest in the Operating Partnership.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up

Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 28, 2011. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

EXHIBIT C

Form of Supplemental Registration Rights Agreement

THIS SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT (the “Supplement”) is supplemental to that certain Master Registration Rights Agreement (the “Agreement”), dated as March 19, 2008, of PACIFIC OFFICE PROPERTIES TRUST, INC. (the “Company”), and is made as of                     , 2011, by and among the Company and the other Persons executing this Supplement (the “New Holders”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

1. Status as Holders. From and after the date hereof, the New Holders shall be deemed to be Holders under the Agreement with respect to the Units identified on Schedule 1 hereto (the “New Units”).

2. Certain Definitions. When used with respect to the New Units or the Holders of the New Units, the following terms used in the Agreement shall have the indicated meanings:

First Sale Date: The Required Filing Date.

Required Filing Date: One hundred eighty (180) days after the date of this Supplement or, if later, the day after the date on which expires any “lock-up” or similar agreement made by the Company with any underwriter in connection with an underwritten public offering of equity securities of the Company, which agreement is in effect on such first date.

3. Effect of Other Supplements. Unless otherwise explicitly set forth therein, the New Holders shall not have any rights under any other supplemental registration rights agreement or similar agreement entered into by the Company pursuant to the Agreement.

This Supplement together with the Agreement is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and therein. This Supplement together with the Agreement supersedes all prior agreements and understandings of the Company and the New Holders with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the date set forth above.

PACIFIC OFFICE PROPERTIES TRUST, INC.,

as the sole general partner of the Partnership

By:
Name:
Title:

[Signature blocks for New Holders]

EXHIBIT D

Form of Joinder Agreement

THIS JOINDER AGREEMENT (this “Joinder”) is made and entered into as of the [    ] day of [            ], 2011, by and between [            ] (the “Joining Party”) and Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”), as the sole general partner of Pacific Office Properties, L.P., a Delaware limited partnership (the “Partnership”).

The Joining Party, desiring to become a limited partner of the Partnership, pursuant to Section 12.2.1 of that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of [the date hereof] (the “Partnership Agreement”), agrees to assume all of the duties and obligations of a Limited Partner (as defined in the Partnership Agreement) of the Company and to be bound by and subject to all of the terms of the Partnership Agreement.

The Corporation, as the sole general partner of the Partnership, pursuant to Section 12.2.2 of the Partnership Agreement, hereby consents to the admission of the Joining Party as a Limited Partner of the Partnership effective upon the recordation of the name of the Joining Party on the books and records of the Partnership.

This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed as of the date first above written.

[JOINING PARTY]

By:
Name:
Title:

PACIFIC OFFICE PROPERTIES TRUST, INC., as the sole general partner of the Partnership

By:
Name:
Title: